EXHIBIT 99.1

PRO FORMA FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial statements included herein give effect to the sale by Interpool, Inc. (the “Company”) of its 50% common equity interest in Container Applications International, Inc. (“CAI”) for an aggregate sale price of $77.5 million with an effective date of October 1, 2006. The proceeds from the sale included $40.0 million in cash to be paid at closing and the issuance by CAI of a four-year subordinated promissory note in the amount of $37.5 million. This note will mature in October 2010 and bears interest at a rate of 7.87%, increasing by 100 basis points every six months until the note is paid in full. The Company has the right to convert this note into shares of CAI’s common stock, and to representation on CAI’s Board of Directors, if the note remains outstanding after two years, or earlier if it is not fully repaid in connection with any initial public offering by CAI. The note is subordinated to CAI’s senior debt. In connection with the sale, the Company and CAI revised their existing management agreements under which CAI agreed to perform management services on behalf of the Company.

The historical information was derived from the Company’s condensed consolidated balance sheet as of June 30, 2006 and its condensed consolidated statement of income for the six months ended June 30, 2006 and the fiscal year ended December 31, 2005. This pro forma information should be read in conjunction with the Company’s historical consolidated financial statements, and the notes thereto, included in its quarterly report on Form 10-Q for the six months ended June 30, 2006 and its Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited condensed consolidated pro forma statements of income for the six months ended June 30, 2006 and the twelve months ended December 31, 2005, and the unaudited condensed consolidated pro forma balance sheet as of June 30, 2006, assume that the sale of the Company’s 50% common equity interest in CAI had occurred on January 1, 2005.

The unaudited condensed consolidated pro forma financial statements include specific assumptions and adjustments related to the sale of the Company's 50% common equity interest in CAI. The pro forma adjustments have been made to illustrate the anticipated financial effect of the sale had it occurred on January 1, 2005 and assumes that the full proceeds of the sale, including the New Note, will be used in the recognition of the gain for accounting purposes. This assumption is subject to final accounting review. The adjustments are based upon available information and assumptions that the Company believes are reasonable as of the date of this filing. However, actual adjustments may differ from the information presented. Assumptions underlying the pro forma adjustments are described in the notes accompanying the unaudited condensed consolidated pro forma financial statements and should be read in conjunction with the the Company's historical financial statements and related notes that are contained in the Company's quarterly report on Form 10-Q for the six months ended June 30, 2006 and Annual Report on Form 10-K for the year ended December 31, 2005.

The unaudited condensed consolidated pro forma information presented is for information purposes only. This information is not intended to represent or be indicative of the consolidated results of operations or financial position that would have been reported had the disposition been completed as of the dates presented. The information is not representative of the Company’s future results of operation or financial position. In addition, the condensed consolidated pro forma financial statements were prepared in accordance with Article 11 of the Regulations S-X.

INTERPOOL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
JUNE 30, 2006
(dollars in thousands)

	As Reported (unaudited)	Pro Forma Adjustments (unaudited)(a)		Pro Forma (unaudited)
ASSETS

CASH AND CASH EQUIVALENTS	$383,203	$18,342	(b)	$401,545
ACCOUNTS RECEIVABLE, net	85,867	(28,893)		56,974
NET INVESTMENT IN DIRECT FINANCING LEASES	383,035	(8,198)		374,837
OTHER RECEIVABLES, net	3,909	41,595	(c)	45,504
LEASING EQUIPMENT, net	1,353,355	(142,356)		1,210,999
OTHER ASSETS	64,885	(7,386	)(d)	57,499

TOTAL ASSETS	$2,274,254	$(126,896)		$2,147,358

LIABILITIES

ACCOUNTS PAYABLE AND ACCRUED EXPENSES	$207,330	$(75,350)		$131,980
INCOME TAXES	59,806	3,818	(e)	63,624
DEFERRED INCOME	9,244	(680)		8,564
DEBT AND CAPITAL LEASE OBLIGATIONS	1,396,116	(56,000)		1,340,116

TOTAL LIABILITIES	1,672,496	(128,212)		1,544,284

MINORITY INTEREST IN EQUITY OF SUBSIDIARIES	50,844	(23,778)		27,066

STOCKHOLDERS' EQUITY
Preferred stock	--	--		--
Common stock	28	--		28
Additional paid-in capital	215,979	--		215,979
Treasury stock	(16,671)	--		(16,671)
Retained earnings	344,364	25,132		369,496
Accumulated other comprehensive income	7,214	(38)		7,176
TOTAL STOCKHOLDERS' EQUITY	550,914	25,094		576,008

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,274,254	$(126,896)		$2,147,358

(a)	Unless otherwise noted, the pro forma adjustments to each of the balance sheet captions reflect the de-consolidation of the Company's 50% investment in CAI.
(b)	In addition to the de-consolidation of the Company's 50% investment in CAI, the pro-forma adjustment reflects the cash received of $40.0 million on the sale of the Company's 50% common equity interest of CAI.
(c)	In addition to the de-consolidation of the Company's 50% investment in CAI, the pro-forma adjustment reflects the note receivable of $37.5 million held by the Company resulting from the sale of the Company's 50% common equity interest of CAI, as well as an existing note receivable held by the Company from CAI which was previously eliminated from the Company's consolidated financial statements.
(d)	In addition to the de-consolidation of the Company's 50% investment in CAI, the pro-forma adjustment reflects the write-off of goodwill previously attributable to the Company's acquisition of CAI.
(e)	In addition to the de-consolidation of the Company's 50% investment in CAI, the pro-forma adjustment reflects an additional tax provision of $26.0 million related to the gain on the sale of the Company's 50% common equity interest in CAI.

INTERPOOL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except share and per share amounts)

	For the Six Months Ended June 30, 2006
	As Reported (unaudited)	Pro Forma Adjustments (unaudited)(a)		Pro Forma (unaudited)
REVENUES:
Equipment leasing revenue	$173,631	$(13,977)		$159,654
Management fee revenue	6,113	(4,854)		1,259
Other revenue	12,511	(2,540)		9,971

TOTAL REVENUES	192,255	(21,371)		170,884

COSTS AND EXPENSES:
Lease operating and administrative expenses	86,338	(7,438)		78,900
Provision for doubtful accounts	1,253	(845)		408
Fair value adjustment for derivative instruments	(2,176)	--		(2,176)
Fair value adjustment for warrants	5,209	--		5,209
Depreciation and amortization of leasing equipment	37,159	(6,423)		30,736
Impairment of leasing equipment	8,801	(312)		8,489
Loss on retirement of debt	8,232	--		8,232
Gain on sale of leasing equipment	(71,848)	10,378		(61,470)
Other income, net	(486)	--		(486)
Interest expense	59,715	(2,247)		57,468
Interest income	(9,553)	(555	)(b)	(10,108)

TOTAL COSTS AND EXPENSES	122,644	(7,442)		115,202

Income before minority interest expense and provision for income taxes	69,611	(13,929)		55,682
MINORITY INTEREST (EXPENSE)	(4,231)	2,739		(1,492)

Income before provision for income taxes	65,380	(11,190)		54,190
PROVISION FOR INCOME TAXES	5,727	(3,700)		2,027

NET INCOME	$59,653	$(7,490)		$52,163

NET INCOME PER SHARE:
Basic	$2.09			$1.83

Diluted	$1.86			$1.63

Weighted Average shares outstanding (in thousands):
Basic	28,500			28,500

Diluted	32,680			32,680

(a)	The pro forma adjustments reflect the reduction in revenues, expenses and the provision for income taxes resulting from the sale of the Company's 50% owned consolidated subsidiary, CAI, as if the sale was effective January 1, 2005.
(b)	Amount reflects the increase to interest income related to a note receivable previously issued by the Company to CAI. This interest income was previously eliminated from the Company's consolidated financial statements while CAI was accounted for as a consolidated subsidiary of the Company.

INTERPOOL, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollars in thousands, except share and per share amounts)

	Year Ended December 31, 2005
	As Reported	Pro Forma Adjustments (unaudited)(a)		Pro Forma (unaudited)
REVENUES:
Equipment leasing revenue	$393,852	$(44,357)		$349,495
Other revenue	22,660	(5,050)		17,610

TOTAL REVENUES	416,512	(49,407)		367,105

COSTS AND EXPENSES:
Lease operating and administrative expenses	156,939	(22,314)		134,625
Provision for doubtful accounts	2,063	(990)		1,073
Fair value adjustment for derivative instruments	(2,860)	--		(2,860)
Fair value adjustment for warrants	(18,491)	--		(18,491)
Depreciation and amortization of leasing equipment	90,047	(14,412)		75,635
Impairment of leasing equipment	4,032	(574)		3,458
Income for investments accounted for under the equity method	(187)	--		(187)
Loss on retirement of debt	2,997	--		2,997
Gain on sale of leasing equipment	(13,424)	11,089		(2,335)
Other income, net	(1,412)	--		(1,412)
Gain on sale of equity investment	(13,001)	--		(13,001)
Gain on sale of consolidated subsidiary	--	(57,929	)(b)	(57,929)
Interest expense	121,098	(5,351)		115,747
Interest income	(9,386)	(2,273	)(c)	(11,659)

TOTAL COSTS AND EXPENSES	318,415	(92,754)		225,661

Income before minority interest expense and provision for income taxes	98,097	43,347		141,444
MINORITY INTEREST (EXPENSE)	(6,791)	3,908		(2,883)

Income before provision for income taxes	91,306	47,255		138,561
PROVISION FOR INCOME TAXES	30,775	19,445	(d)	50,220

NET INCOME	$60,531	$27,810		$88,341

NET INCOME PER SHARE:
Basic	$2.17			$3.17

Diluted	$1.94			$2.80

Weighted Average shares outstanding (in thousands):
Basic	27,858			27,858

Diluted	32,296			32,296

(a)	Unless otherwise noted, the pro forma adjustments reflect the reduction in revenues, expenses and the provision for income taxes resulting from the sale of the Company's 50% owned consolidated subsidiary, CAI, as if the sale was effective January 1, 2005.
(b)	Amount reflects the gain on the sale of the Company's 50% common equity interest in CAI based upon an assumed sale date of January 1, 2005. This amount will be greater than the actual gain recorded on the sale as a result of the Company's 50% interest in CAI's earnings for the period from January 1, 2005 (the assumed date of the sale for pro forma purposes) to September 30, 2006.
(c)	Amount reflects the increase to interest income related to a note receivable previously issued by the Company to CAI. This interest income was previously eliminated from the Company's consolidated financial statements while CAI was accounted for as a consolidated subsidiary of the Company.
(d)	In addition to the de-consolidation of the Company's 50% investment in CAI, the pro-forma adjustment reflects an additional tax provision of $26.0 million related to the $57.9 million gain on the sale of the Company's 50% common equity interest in CAI.